UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Barnes & Noble, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 2, 2010, Barnes & Noble, Inc. sent the following letter to shareholders:

November 2, 2010

Dear Shareholder:

Barnes & Noble is holding a Special Meeting on November 17 to seek shareholder ratification of the Company’s Shareholder Rights Plan. The Rights Plan protects your investment by preventing one or more individuals from gaining control of your company without offering you full value for your shares. As detailed below, the Delaware Court of Chancery upheld the Rights Plan in August, and since that time, it has been strengthened by adding more shareholder protections.

Right now, a Special Committee of the Barnes & Noble Board is hard at work conducting a review of strategic alternatives, including soliciting offers for a potential sale of the Company. The Board recently added David Golden and Dr. David Wilson – the two new independent Board members elected at the September 28 Annual Meeting – to the Special Committee. Mr. Golden and Dr. Wilson bring relevant experience to the Special Committee, and we are confident they will make a valuable contribution to its review of strategic alternatives.

The Rights Plan is critical because it encourages potential acquirors to work within the Special Committee’s process and negotiate a transaction that is in the best interests of the Company and all of its shareholders. Voting FOR ratification of the Rights Plan will protect the Special Committee’s ability to achieve maximum value for your shares.

Adoption of the Rights Plan Is a Reasonable Protection for Shareholders

As you may remember, the Rights Plan was adopted last November following the rapid accumulation of a significant portion of Barnes & Noble stock by The Yucaipa Companies. Shortly thereafter, another investor, Aletheia Research and Management, also accumulated a significant portion of Barnes & Noble shares. These investment funds have a history of investing in companies at or about the same time.

This past summer, Yucaipa took Barnes & Noble to court to challenge the Rights Plan and lost. In the opinion upholding the Rights Plan, the Delaware Chancery Court noted that the Rights Plan was a reasonable response to the threat posed by Yucaipa and Aletheia. In the words of the Court:

•	“[Barnes and Noble’s] adoption and use of the Rights Plan was a good faith, reasonable response to a threat to Barnes & Noble and its stockholders.” (Opinion, p. 87)

•

“In response to this threat that the corporation’s stockholders would relinquish control through a creeping acquisition without the benefit of receiving a control premium, the board adopted a measured pill that protected Barnes & Noble’s shareholders without precluding Yucaipa’s ability to exercise its franchise rights by having the chance to run an effective proxy contest.” (Opinion, p. 3)

The Board of Barnes & Noble is grateful for the support shareholders showed at the Annual Meeting on September 28, but the threat to the value of your investment is unfortunately still present. Without the Rights Plan, Yucaipa, Aletheia or others could establish a control bloc without paying all shareholders a premium. That is why we need your support again at the Special Meeting on November 17.

PROTECT YOUR INVESTMENT BY VOTING “FOR” RATIFICATION OF THE RIGHTS PLAN ON THE WHITE PROXY CARD TODAY

Your vote is important – no matter how many shares you own. The Board recommends that you use the enclosed WHITE proxy card to vote FOR ratification of the Rights Plan—by telephone or Internet, or by signing, dating and returning the WHITE proxy card today in the postage-paid envelope provided.

We appreciate your continued support,

THE BOARD OF DIRECTORS OF BARNES & NOBLE

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the WHITE proxy card,

or need additional assistance, please contact the firm

assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 456-3422

Banks and Brokers Call Collect: (212) 750-5833

www.bn2010specialmeeting.com

Important Information

On October 28, 2010, Barnes & Noble, Inc. (“Barnes & Noble”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the special meeting of shareholders scheduled to be held on November 17, 2010 and has mailed the definitive proxy statement to its shareholders, which definitive proxy statement was amended on November 2, 2010. Security holders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Security holders may obtain a free copy of the definitive proxy statement, the amendment thereto and other documents (when available) that Barnes & Noble files with the SEC at the SEC’s website at www.sec.gov, at Barnes & Noble’s website at www.barnesandnobleinc.com and from Barnes & Noble by directing a request to Barnes & Noble, Inc., Attention: Investor Relations, 122 Fifth Avenue, New York, New York 10011.

Safe Harbor

This communication contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product and component shortages, effects of the company’s evaluation of strategic alternatives and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The company assumes no obligation to update or revise any forward-looking statements.